Exhibit a (x) under Form N-1A
                                           Exhibit 3(i) under Item 601/ Reg. S-K


                                FEDERATED INSURANCE SERIES

                                     Amendment No. 11
                                          to the
                                   DECLARATION OF TRUST

                                 Dated September 15, 1993

      THIS Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      Section 5.  Establishment and Designation of Series or Class.
      ------------------------------------------------------------

Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

                         Federated American Leaders Fund II
                          Federated Equity Income Fund II
                  Federated Fund for U.S. Government Securities II
                        Federated Growth Strategies Fund II
                         Federated High Income Bond Fund II
                                   Primary Shares
                                   Service Shares
                       Federated International Equity Fund II
                   Federated International Small Company Fund II
                         Federated Large Cap Growth Fund II
                           Federated Prime Money Fund II
                           Federated Quality Bond Fund II
                       Federated Small Cap Strategies Fund II
                         Federated Strategic Income Fund II
                             Federated Utility Fund II

B. Strike the first sentence of Section 5 of Article XII from the Declaration of Trust and substitute in its place the following:

          Section 5. Offices of the Trust, Filing of Copies, Headings, Counterparts. The Trust shall maintain a usual place of business in Massachusetts, which shall be as determined by the Trustees, and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.


     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of May, 2000.

      WITNESS the due execution hereof this 17th day of May, 2000.


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh